Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-73692 on Form S-8 for the Preformed Line Products Company Salaried Employees’ Profit Sharing Plan and in Registration Statement No. 333-73690 on Form S-8 for the Preformed Line Products Company 1999 Employee Stock Option Plan of our report relating to the financial statements and financial statement schedule of Preformed Line Products Company dated April 4, 2008 (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the Company’s adoption of new accounting standards in 2007 and 2006), and of our report dated April 4, 2008 relating to internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of Preformed Line Products Company for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
Cleveland, Ohio
April 4, 2008